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                                  EXHIBIT 12(b)

                       CHASE PREFERRED CAPITAL CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS



                                                                              For the Year             For the Year
(in thousands, except ratio):                                               Ended 12/31/00          Ended 12/31/99
-------------------------------------------------------------------------------------------------------------------
Net income                                                                      $    484,350            $     70,127
                                                                                ------------            ------------
Fixed charges:
      Interest expense                                                                 4,879                       0
                                                                                ------------            ------------
Total fixed charges                                                                    4,879                       0
                                                                                ------------            ------------
Earnings before fixed charges                                                   $    489,229            $     70,127
                                                                                ============            ============
Fixed charges, as above                                                         $      4,879            $          0
Preferred stock dividend requirements                                                382,138                  44,550
                                                                                ------------            ------------
Fixed charges including preferred stock dividends                               $    387,017            $     44,550
                                                                                ============            ============
Ratio of earnings to fixed charges and
      preferred stock dividend requirements                                             1.26                    1.57
                                                                                ============            ============